SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2011

Z3 ENTERPRISES
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53443	75-3076597
(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

7322 S. Rainbow Blvd. Suite 194, Las Vegas, NV	89139
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (702) 508-9255

9680 W. Tropicana Ave., Suite 125, Las Vegas, NV 89147
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Asset Purchase and Sale Agreement with Trinity Springs, Ltd.

On January 26, 2011,  Z3 Enterprises Inc., a Nevada Corporation, (Z3) entered into an  Asset Purchase and Sale Agreement (Agreement) with Trinity Springs, Ltd., (Trinity) also known as Crystal Paradise Holdings, Inc., an Idaho Corporation.  Z3 agreed to buy Trinity for $18,600,000.  Z3 remitted a deposit of $100,000 to the Board of Directors of Trinity Springs upon execution of the definitive agreement.  The closing of the transaction is subject to the receipt of cash by the disbursing agent and settlement of outstanding  liens by Trinity as well as  approval by Trinity’s shareholders as required under the Idaho Business Corporation Act.

Upon the completion of the acquisition, Trinity will be assigned to a wholly owned subsidiary of Z3 and will be managed by Z3 as well. In January, Z3 created Geothermal Water Solutions, LLC in preparation for the closing of the acquisition. Z3 is the sole member of the LLC.

The foregoing summary of the Agreement and the transaction contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Asset Purchase and Sale Agreement, a copy of which is filed as Exhibit 1.1 of this Report and is incorporated herein by reference.

The Agreement has been included to provide shareholders and other interested parties with information regarding its terms. The Asset Purchase and Sale Agreement is not intended to provide any other factual information about Z3 or Trinity. The representations, warranties and covenants contained in the Agreement were made only for the purposes of the Asset Purchase and Sale Agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to shareholders or potential shareholders.  Accordingly, interested parties should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such Asset Purchase and Sale Agreement, and (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters such as approval by regulating authorities. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Sale Agreement, which subsequent information may or may not be fully reflected in Z3’s public disclosures.

Item 8.01.	Other Events.

On March 11, 2011,  Z3 and Trinity issued a press release announcing the Asset Purchase and Sale Agreement. A copy of that press release is filed as Exhibit 1.2 of this Report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

Exhibit 1.1	Asset Purchase and Sale Agreement, dated January 26, 2011, entered into between Z3 Enterprises, Inc. and Trinity Springs, Ltd. also known as Crystal Paradise Holdings, Inc.
Exhibit 1.2	Press release announcing Asset Purchase and Sale Agreement between Z3 Enterprises, Inc. and Trinity Springs, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 14, 2011	Z3 Enterprises, Inc
(Registrant)

	By:	/s/ Ross Giles
Ross Giles, President

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 1.1	Asset Purchase and Sale Agreement, dated as of January 26, 2011, entered into between Z3 Enterprises, Inc. and Trinity Springs, Ltd. also known as Crystal Paradise, Inc.
Exhibit 1.2	Press release announcing Asset Purchase and Sale Agreement between Z3 Enterprises, Inc. and Trinity Springs, Ltd.